FOR IMMEDIATE RELEASE                                     April 27, 2017
Contact: Laura Ulbrandt (212) 460-1900

LEUCADIA NATIONAL CORPORATION
ANNOUNCES FIRST QUARTER 2017 RESULTS

New York, New York, April 27, 2017--Leucadia National Corporation (NYSE: LUK) today announced its financial results for the three month period ended March 31, 2017. Income before income taxes was $398 million and net income attributable to Leucadia National Corporation common shareholders was $281 million, or $0.75 per diluted share. The effective tax rate of 26% reflects a $32 million benefit resulting from the repatriation of Jefferies earnings from certain of its foreign subsidiaries, along with their associated foreign tax credits.

Rich Handler, CEO of Leucadia, and Brian Friedman, President of Leucadia, said: "We are pleased with yet another quarter of strong performance across Leucadia. Jefferies' first quarter represents the fourth straight quarter of improved results. Jefferies' recorded net revenues for the twelve months ended February 28, 2017 aggregate to nearly $3 billion and reflect the benchmark level of our capabilities during a stable environment. First quarter performance was driven by well-balanced contributions of $408 million from Investment Banking and $380 million from Equities and Fixed Income, reflecting improved debt capital markets performance, a solid contribution by equity capital markets, a good quarter for advisory activities and a sales and trading environment that was reasonably robust for much of the quarter.

"Subsequent to the end of the first quarter, Virtu Financial agreed to acquire KCG at a price of $20.00 per share, which would generate a further $98 million gain for our 24% interest in KCG held at Jefferies, most of which we expect to record in our second quarter. The transaction is expected to close during the third quarter. Cumulative net revenues since 2012 from KCG and Jefferies' KCG investment would be $419 million, including fees received by Jefferies for its services.

"National Beef, in what is typically a lighter seasonal quarter for beef processing, more than doubled its pre-tax income from a year ago, reflecting solid margin conditions throughout the quarter. Our other businesses, including Berkadia, Garcadia, Idaho Timber and Vitesse, performed well during the quarter. Leucadia Asset Management, while still in its early stages, has weathered its start-up costs and is now making positive contributions to our operating results. The value of our HRG position was marked up $175 million this quarter. Our results include the pre-tax gain of $180 million related to the previously announced sale of Conwed Plastics, offset by a non-cash $130 million markdown to adjust the value of our FXCM equity investment to fair value (reducing our cumulative gains to about $300 million). While we are disappointed to be marking down our equity investment in FXCM, we have nearly recovered the full amount of cash we invested, and look forward to continued repayments on a principal balance of $123 million and owning a remaining equity investment value of $187 million."

* * * *

More information on the Company’s results of operations for the three months ended March 31, 2017 will be provided upon filing of the Company’s Form 10-Q with the Securities and Exchange Commission.

This press release contains “forward looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward looking statements include statements about our future and statements that are not historical facts. These forward looking statements are usually preceded by the words “should,” “expect,” “intend,” “may,” “will,” or similar expressions. Forward looking statements may contain expectations regarding revenues, earnings, operations, and other results, and may include statements of future performance, plans, and objectives. Forward looking statements also include statements pertaining to our strategies for future development of our business and products. Forward looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward looking statements. Information regarding important factors, including Risk Factors that could cause actual results to differ, perhaps materially, from those in our forward looking statements is contained in reports we file with the SEC. You should read and interpret any forward looking statement together with reports we file with the SEC.

SUMMARY FOR LEUCADIA NATIONAL CORPORATION AND SUBSIDIARIES
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended March 31,

	2017	2016

Net revenues	$2,867,982	$2,015,106

Income (loss) before income taxes and income (loss) related to associated companies	$526,671	$(322,015)

Income (loss) related to associated companies	(128,574)	20,052

Income (loss) before income taxes	398,097	(301,963)

Income tax provision (benefit)	104,174	(83,361)

Net income (loss)	293,923	(218,602)

Net loss attributable to the noncontrolling interests	523	1,052

Net income attributable to the redeemable noncontrolling interests	(12,022)	(4,314)

Preferred stock dividends	(1,016)	(1,016)

Net income (loss) attributable to Leucadia National Corporation common shareholders	$281,408	$(222,880)

Basic earnings (loss) per common share attributable to Leucadia National Corporation common shareholders:
Net income (loss)	$0.76	$(0.60)

Number of shares in calculation	369,267	372,367

Diluted earnings (loss) per common share attributable to Leucadia National Corporation common shareholders:
Net income (loss)	$0.75	$(0.60)

Number of shares in calculation	375,721	372,367

A summary of results for the three months ended March 31, 2017 and 2016 is as follows (in thousands):

	Jefferies	National Beef	Other Financial Services Businesses and Investments	Other Merchant Banking Businesses and Investments	Corporate and Other	Parent Company Interest	Total
2017
Net revenues	$797,386	$1,561,456	$56,223	$445,227	$7,690	$—	$2,867,982

Expenses:
Cost of sales	—	1,463,838	—	69,256	—	—	1,533,094
Compensation and benefits	460,672	9,312	15,184	4,965	14,050	—	504,183
Floor brokerage and clearing fees	45,858	—	—	—	—	—	45,858
Interest	—	1,814	9,971	869	—	14,730	27,384
Depreciation and amortization	15,601	22,399	2,905	7,738	867	—	49,510
Selling, general and other expenses	142,985	6,990	14,196	9,254	7,857	—	181,282
Total expenses	665,116	1,504,353	42,256	92,082	22,774	14,730	2,341,311
Income (loss) before income taxes and income (loss) related to associated companies	132,270	57,103	13,967	353,145	(15,084)	(14,730)	526,671
Income (loss) related to associated companies	—	—	(133,003)	3,849	580	—	(128,574)
Income (loss) before income taxes	$132,270	$57,103	$(119,036)	$356,994	$(14,504)	$(14,730)	$398,097

2016
Net revenues	$300,786	$1,634,451	$(111,967)	$124,980	$66,856	$—	$2,015,106

Expenses:
Cost of sales	—	1,569,466	—	78,586	—	—	1,648,052
Compensation and benefits	350,119	9,333	13,263	7,244	9,448	—	389,407
Floor brokerage and clearing fees	40,479	—	—	—	—	—	40,479
Interest	—	3,967	2,922	715	—	14,714	22,318
Depreciation and amortization	14,590	22,626	2,722	8,729	943	—	49,610
Selling, general and other expenses	141,395	7,650	8,420	20,830	8,960	—	187,255
Total expenses	546,583	1,613,042	27,327	116,104	19,351	14,714	2,337,121
Income (loss) before income taxes and income related to associated companies	(245,797)	21,409	(139,294)	8,876	47,505	(14,714)	(322,015)
Income related to associated companies	—	—	12,993	6,828	231	—	20,052
Income (loss) before income taxes	$(245,797)	$21,409	$(126,301)	$15,704	$47,736	$(14,714)	$(301,963)

The following table reconciles financial results reported in accordance with generally accepted accounting principles ("GAAP") to non-GAAP financial results. This press release contains non-GAAP financial information to aid investors in viewing our businesses and investments through the eyes of management while facilitating a comparison across historical periods. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, reported results prepared in accordance with GAAP.

Net Revenues
(In millions)
Leucadia cumulative net revenues related to KCG through first quarter 2017 (GAAP)	$126
Estimated net revenues subsequent to first quarter 2017 (1)	98
Jefferies net revenues related to KCG prior to Leucadia merger (2)	195
Cumulative net revenues through date of sale (Non-GAAP) (1)	$419

(1) Assumes acquisition of KCG by Virtu Financial closes. In April 2017, Virtu Financial agreed to acquire KCG at a price of $20.00 per share. The transaction is expected to close during the third quarter.
(2) Jefferies became a wholly-owned subsidiary of Leucadia on March 1, 2013.